SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 30, 2004
Date of Report
(Date of earliest event reported)

RITA Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-30959	94-3199149
(Commission File Number)	(I.R.S. Employer Identification No.)

967 N. Shoreline Blvd.
Mountain View, CA 94043
(Address of principal executive offices, with zip code)

(650) 314-3400
(Registrant's telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

On July 30, 2004, RITA Medical Systems, Inc. announced that it had completed its merger with Horizon Medical Products, Inc. effective July 29, 2004. A copy of the press release that briefly explains the key terms of the merger is attached as Exhibit 99.1 hereto and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA Medical Systems, Inc.

Date: July 30, 2004	By:	/s/ Donald Stewart

Donald Stewart, Chief Financial Officer and Vice President Finance and Administration